                               SERVICING AGREEMENT


                                  -------------

                            CREDITRUST SPV99-2, LLC,
                                    as Issuer


                                       and


                          NCO FINANCIAL SYSTEMS, INC.,
                     as Servicer of the Consumer Receivables


                                       and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                             as Administrative Agent



                          Dated as of February __, 2001

                                  -------------

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I DEFINITIONS........................................................1

  SECTION 1.01.  Definitions.................................................1

  SECTION 1.02.  Interpretation..............................................8

ARTICLE II SERVICER'S DUTIES AS CUSTODIAN....................................9

  SECTION 2.01.  Duties as Custodian.........................................9

  SECTION 2.02.  Effective Period and Termination............................9

ARTICLE III ADMINISTRATION AND SERVICING OF CONSUMER RECEIVABLES............10

  SECTION 3.01.  Duties of Servicer.........................................10

  SECTION 3.02.  Collection of Consumer Receivable Payments.................11

  SECTION 3.03.  Covenants of Servicer......................................11

  SECTION 3.04.  Servicing Fee; Payment of Certain Expenses By
                 Servicer...................................................13

  SECTION 3.05.  Monthly Servicer Report....................................13

  SECTION 3.06.  Annual Statement as to Compliance; Annual
                 Accountants Report.........................................14

  SECTION 3.07.  Access to Certain Documentation and Information............15

  SECTION 3.08.  Performance Standards......................................15

ARTICLE IV THE ACCOUNTS; PAYMENTS; STATEMENTS TO LENDERS....................16

  SECTION 4.01.  Accounts...................................................17

  SECTION 4.02.  Collections................................................17

  SECTION 4.03.  Intentionally Omitted......................................17

  SECTION 4.04.  Allocations and Payments...................................17

  SECTION 4.05.  Statements to Lenders......................................19

ARTICLE V INTENTIONALLY OMITTED.............................................19

ARTICLE VI INTENTIONALLY OMITTED............................................19

ARTICLE VII THE SERVICER....................................................19

  SECTION 7.01.  Representations of the Servicer............................20

  SECTION 7.02.  Liability of Servicer; Indemnities.........................21

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

  SECTION 7.03.  Merger or Consolidation of, or Assumption of the
                 Obligations of, the Servicer...............................22

  SECTION 7.04.  Limitation on Liability of Servicer and Others.............22

  SECTION 7.05.  Servicer Not to Resign; Termination........................23

  SECTION 7.06.  General Covenants of the Servicer..........................23

ARTICLE VIII SERVICER DEFAULT; EVENTS OF DEFAULT; REMEDIES..................27

  SECTION 8.01.  Servicer Default...........................................27

  SECTION 8.02.  Consequences of a Servicer Default.........................28

  SECTION 8.03.  Appointment of Successor Servicer..........................29

  SECTION 8.04.  Notification to Lenders....................................29

  SECTION 8.05.  Waiver of Past Servicer Defaults...........................29

ARTICLE IX INTENTIONALLY OMITTED............................................30

ARTICLE X INTENTIONALLY OMITTED.............................................30

ARTICLE XI MISCELLANEOUS PROVISIONS.........................................30

  SECTION 11.01. Amendment..................................................30

  SECTION 11.02. Intentionally Omitted......................................30

  SECTION 11.03. Limitation of Rights of Lenders............................30

  SECTION 11.04. Governing Law..............................................31

  SECTION 11.05. Notices....................................................31

  SECTION 11.06. Severability of Provisions; Counterparts...................31

  SECTION 11.07. Assignment.................................................31

  SECTION 11.08. No Petition................................................32

  SECTION 11.09. Lender Direction...........................................32

  SECTION 11.10. No Substantive Review of Compliance Documents..............32

  SECTION 11.11. Third-Party Beneficiary....................................32

  SECTION 11.12. Effect on Original Servicing Agreement.....................32

                               SERVICING AGREEMENT
                               -------------------

         THIS SERVICING AGREEMENT (this "Agreement"), dated as of February __, 2001, is made and entered into by and among CREDITRUST SPV99-2, LLC, as issuer (the "Issuer"), NCO FINANCIAL SYSTEMS, INC., as servicer (the "Servicer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as administrative agent (the "Administrative Agent").

         WHEREAS, the Issuer is a party to that certain amended and restated servicing agreement (the "Original Servicing Agreement"), dated as of March 1, 2000, by and between the Issuer and Creditrust Corporation (the "Original Servicer"); and

         WHEREAS, the Issuer and the Administrative Agent, inter alia, are parties to the Bridge Loan Agreement (as hereinafter defined); and

         WHEREAS, the Issuer, the Servicer and the Administrative Agent desire to set forth their agreement as to the Servicer's servicing of certain collateral owned by Issuer and pledged to the Administrative Agent as security for Issuer's obligations under the Bridge Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and the Lenders to the extent provided herein:

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. Definitions.

         Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Account Control Agreement" means the Account Control Agreement, dated February __, 2001, by and among the Issuer, Capital, the Administrative Agent, and First Union National Bank, Capital Management Group.

         "Account Security Agreement" means the Account Security Agreement, dated February __, 2001, by and among the Issuer, Capital and the Administrative Agent.

         "Accounts" means the Collection Account and the Securities Account.

         "Administrative Agent" means Wells Fargo Bank Minnesota, National Association, acting pursuant to the authority granted in the Bridge Loan Agreement.

         "Administrative Agent Fee" means those fees set forth in the Letter Agreement with the Administrative Agent, dated November 4, 1999, as such shall be from time to time amended.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlling" and "controlled" have meanings correlative to the foregoing.

         "Available Funds" means, with respect to any Payment Date and the next preceding Determination Date, the sum of (i) the Net Proceeds recovered with respect to each Consumer Receivable and received in the Collection Account prior to the Determination Date (including amounts deposited by the Servicer pursuant to the last sentence of the definition of "Net Proceeds"), plus (ii) all available funds on deposit in the Collection Account (other than Net Proceeds of Consumer Receivables) as of the opening of business of the Administrative Agent on such Determination Date, and any earnings on investment of any funds, less amounts paid out of the Collection Account in pre-payment of interest on the Notes pursuant to the terms thereof.

         "Bridge Loan Agreement" means that certain bridge loan agreement dated August 2, 1999, by and among the Issuer, Capital, the Original Servicer, the Administrative Agent and certain lenders named therein as amended by Amendment No. 1 thereto dated April 11, 2000 and Amendment No. 2 thereto dated February __, 2001.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Minnesota or the State of New York are required or authorized by law, regulation, executive order or governmental decree to be closed.

         "By-laws" means the bylaws of Issuer.

         "Capital" means Creditrust SPV99-2 Capital, Inc., a Delaware corporation.

         "Closing Date" means the effective date of the Original Servicer's Plan of Reorganization.

         "Collection Account" means the Lockbox Account as defined under the Account Security Agreement.

         "Collection Period" means, with respect to any Determination Date or Payment Date, the period beginning on the first day of the calendar month immediately preceding the month in which such Determination Date or Payment Date occurs and ending on the last day of such calendar month.

         "Consumer Account" means any receivable generated on a credit card account, revolving account, or installment account.

         "Consumer Receivable" means any receivable in connection with a Consumer Account.

         "Corporate Trust Office" means the office of the Administrative Agent at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Agreement is located at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services.

         "Customary Procedures" means the customary practices, policies, standards and procedures of the Servicer relating to the acquisition and collection of comparable defaulted consumer receivables that it services for itself or others, in each case as in effect on the Closing Date as the same may be modified by the Servicer from time to time thereafter which shall include backup servicing files and disaster recovery plans, and shall include compliance with all applicable laws, rules and regulations and compliance with the terms of this Agreement.

         "Determination Date" means, with respect to any Payment Date, the second Business Day next preceding such Payment Date.

         "Final Payment Date" shall mean the earlier of December 31, 2004 or
(ii) the Payment Date which follows the Payment Date on which all proceeds of a sale of the assets of the Issuer were distributed.

         "GAAP" means generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Servicer and its subsidiaries; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         "Guarantee and Collateral Agreement" has the meaning set forth in the Bridge Loan Agreement, as amended.

         "Independent Member" has the meaning set forth in the Amended and Restated Limited Liability Company Operating Agreement of the Issuer.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the filing of a petition against such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which case remains unstayed and undismissed within 30 days of such filing, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person's business; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.

         "Insolvency Proceeding" means any proceeding of the sort described in the definition of Insolvency Event.

         "Interest Carryover Shortfall" when used in reference to either the Note Balance or the Conversion Fee, means, with respect to any Payment Date, the excess, if any, of (i) the Interest Distributable Amount in connection with the Note Balance or the Conversion Fee, as applicable, for such Payment Date and all prior Payment Dates, over (ii) the amount of interest, if any, actually paid to Lenders on such Payment Date and all prior Payment Dates.

         "Interest Distributable Amount" when used in reference to the Note Balance, means, with respect to any Payment Date, the product of (A) one-twelfth of the Note Rate and (B) the Note Balance as of the immediately preceding Payment Date (after giving effect to payments in reduction of the Note Balance made on such immediately preceding Payment Date, if any) or, in the case of the initial Payment Date, the Original Note Balance, as applicable; provided, however, that with respect to the initial Payment Date, the amount calculated in accordance with the preceding clause shall be multiplied by a fraction, the numerator of which is the number of days from and including the Closing Date to, but not including, the initial Payment Date and the denominator of which is 30.

         "Issuer" means Creditrust SPV99-2, LLC, in its capacity as issuer of the Notes pursuant to the Bridge Loan Agreement, and each successor thereto (in the same capacity.

         "Lenders" has the meaning set forth in the Bridge Loan Agreement.

         "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind.

         "LLC Agreement" means the limited liability company agreement of the Issuer.

         "Loan Documents" has the meaning provided in the Bridge Loan Agreement.

         "Majority Lenders" has the same meaning set forth in the Bridge Loan Agreement.

         "Monthly Servicer Report" means an Officer's Certificate of the Servicer completed and executed pursuant to Section 3.05, substantially in the form attached hereto as Exhibit A.

         "Net Proceeds" means, with respect to a Consumer Receivable, all monies in available funds actually collected, received or otherwise recovered from or for the account of the related Obligor on such Consumer Receivable, less any amounts not credited to the Collection Account due to insufficient funds, less Third-Party Fees, which will be deducted from collections on such Consumer Receivable by such third parties or by the Servicer, however applicable. Throughout the life of this Agreement, such Third Party Fees shall not exceed the sum of (i) all fees incurred on or after the date hereof with respect to Consumer Receivables turned-over to third-parties prior to the date hereof and
(ii) the Third-Party Fee Budget (as hereinafter defined). Within 90 days of the date hereof, the Servicer shall prepare and submit to the Lenders for approval a proposed plan and budget for all Consumer Receivables which may be turned-over to Third-Parties for collection on and after the date hereof. The Lenders and the Servicer shall in good faith negotiate the plan and budget, and upon approval of the same by the Majority Lenders, the approved plan and budget shall be the "Third-Party Fee Budget". The Servicer shall reimburse to the Collection Account (either from its own funds or by reduction of the Servicing Fee) the amount by which any Third-Party Fees deducted from any amounts any third parties remit on account of a Consumer Receivable exceed the aforestated aggregate maximum amount.

         "Note(s)" means the Bridge Note(s) issued under and defined in the Bridge Loan Agreement and held by the Lenders.

         "Note Balance" means the principal balance from time to time under the Notes.

         "Note Rate" means the applicable interest rate from time to time under the Notes.

         "Obligations" has the meaning provided in the Bridge Loan Agreement.

         "Obligor" on a Consumer Receivable means any Person who owes or may be liable for payments under such Consumer Receivable.

         "Officer's Certificate" means a certificate signed by a Responsible Officer of the Issuer or the Servicer, as the case may be, and delivered to the Administrative Agent.

         "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or outside counsel to the Person responsible for providing such opinion, and which opinion shall be reasonably acceptable to the Administrative Agent and the Majority Lenders.

         "Original Note Balance" means $40,000,000.

         "Original Servicer" has the meaning set forth in the recitals hereto.

         "Original Servicing Agreement" means that certain servicing agreement entered into by and between the Issuer and the Original Servicer, dated as of August 2, 1999 as amended and restated as of March 1, 2000.

         "Payment Date" means the twelfth day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

         "Permitted Expenses" means Lenders' legal fees incurred in connection with (i) the Bridge Loan Agreement and Amendment No. 2 thereto and all related documentation, (ii) this Agreement and all related documentation and (iii) the bankruptcy of the Original Servicer and termination of the Original Servicing Agreement.

         "Permitted Investments" has the meaning set forth in the Bridge Loan Agreement.

         "Person" means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Prepayment Date" has the meaning set forth in the Bridge Loan
Agreement.

         "Receivable File" means, to the extent applicable in the circumstances:
(a) the agreements pursuant to which a Consumer Receivable was purchased by or on behalf of the Issuer; (b) any other documents received from or made available by the related financial institution or merchant which originated the Consumer Receivable (or other seller of the Consumer Receivables) in respect of such Consumer Receivable; (c) a copy of the marked computer records indicating the interest of Administrative Agent on behalf of the Lenders in the Consumer Receivable; and (d) any and all other documents and records that the Issuer or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Consumer Receivable or the related Obligor.

         "Related Person" and "Related Person Transaction" have the meanings given in Section 7.06(a) of this Agreement.

         "Responsible Officer" means as follows:

                  (i) when used with respect to the Administrative Agent, any officer within the Corporate Trust Office of the Administrative Agent, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Administrative Agent customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with such particular subject, and

                  (ii) when used with respect to the Issuer or the Servicer, the chief executive officer, the president, the chief financial officer, the chief legal officer, the chief recovery officer or the chief acquisitions officer of the Issuer or the Servicer, as the case may be.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Account" means the account established under the Account Control Agreement.

         "Servicer" means NCO Financial Systems, Inc., in its capacity as servicer of the Consumer Receivables pursuant to this Agreement, and each successor thereto (in the same capacity) appointed pursuant to Section 8.03 of this Agreement.

         "Servicer Default" shall have the meaning specified in Section 8.01 of this Agreement.

         "Servicing Fee" means the fee payable to the Servicer on each Payment Date, calculated pursuant to Section 3.04 of this Agreement, for services rendered during the related Collection Period, which shall be, for any Payment Date, equal to twenty percent (20%) of all Net Proceeds collected, received or otherwise recovered from or for the account of the Obligors during such Collection Period by the Servicer (but not including any collections on Receivables transferred pursuant to Section 3.08). The term "Servicing Fee" for a Successor Servicer shall mean the fee payable to a Successor Servicer for servicing pursuant to Section 8.03 of this Agreement. For this purpose, Net Proceeds shall not include amounts reimbursed to the Collection Account pursuant to the last sentence of the definition of Net Proceeds.

         "Successor Servicer" has the meaning provided in Section 8.03 of this Agreement.

         "Third-Party Fees" means, with respect to a Consumer Receivable and any Collection Period, the amount of (i) any contingency attorneys' fees paid to contingency collection lawyers retained or otherwise engaged by the Servicer under fee or compensation arrangements that are contingent upon and determined by reference to amounts said lawyers recover in respect of the related Consumer Receivable, which fees must be commercially reasonable, and (ii) court costs (which term does not include attorneys' fees) incurred in connection with collection of Consumer Receivables.

         "Transaction Documents" means, collectively, this Agreement, the Bridge Loan Agreement, Amendment No. 1 and Amendment No. 2 to Bridge Loan Agreement, the LLC Agreement, the Notes, the Account Control Agreement, the Account Security Agreement, and each of the other documents, instruments and agreements entered into in connection with any of the foregoing or the transactions contemplated thereby.

         "UCC" means the Uniform Commercial Code as in effect in the State of Maryland.

         "United States" means the United States of America.

         "Vice President" of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title "Vice President," who is a duly elected officer of such Person.

         "Voting Interests" means the aggregate voting power evidenced by the Notes, corresponding to the outstanding Note Balance of the Notes held by individual Lenders; provided, however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Lenders necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, the Servicer or any Person actually known to a Responsible Officer of the Administrative Agent to be an Affiliate of either or both of the Issuer and the Servicer, and the vote of such Voting Interest shall not be considered.

         SECTION 1.02. Interpretation.

         Unless otherwise indicated in this Agreement:

         (a) reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time;

         (b) all references to an "Article," "Section," "Schedule" or "Exhibit" are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;

         (c) defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

         (d) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (e) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding";

         (f) periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified;

         (g) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP; and

         (h) the headings in this Agreement are for the purpose of reference only and do not limit or affect its meaning.

                                   ARTICLE II
                         SERVICER'S DUTIES AS CUSTODIAN

         SECTION 2.01. Duties as Custodian.

         (a) The Servicer acknowledges and represents that it has received from the Original Servicer the Receivables Files for all of the Consumer Receivables. The Servicer, in its capacity as custodian, shall hold all documents relating to the Receivable Files on behalf of the Lenders and maintain such accurate and complete accounts, records and computer systems pertaining to each Consumer Receivable as shall enable the Servicer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care and with that degree of skill and attention that it exercises with respect to the Receivable Files of comparable defaulted receivables that the Servicer services for itself. The Servicer shall conduct periodic examinations of the files of Consumer Receivables serviced by it pursuant to this Agreement, and of the related accounts, records and computer systems, in such a manner as shall reasonably enable the Lenders to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Lenders any material failure on its part to hold the Consumer Receivables and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

         (b) The Servicer shall maintain each Receivable File at its office specified in Section 11.05 or at such other office as shall be specified to the Lenders. The Servicer shall make available to the Lenders or their duly authorized representatives, attorneys or auditors the Receivable Files and the accounts, records and computer systems maintained by the Servicer with respect thereto upon not less than two (2) Business Days' prior written notice for examination during normal business hours.

         SECTION 2.02. Effective Period and Termination.

         The Servicer's appointment as custodian of the Consumer Receivables shall continue in full force and effect so long as it is the Servicer under this Agreement. If all of the rights and obligations of the Servicer have been terminated pursuant to this Agreement, the appointment of the Servicer as custodian of the Receivable Files shall immediately terminate. As soon as practicable, but not more than two (2) Business Days after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Lenders or their agent at such place or places as the Administrative Agent or a majority of the Lenders may reasonably designate.

                                  ARTICLE III
              ADMINISTRATION AND SERVICING OF CONSUMER RECEIVABLES

         SECTION 3.01. Duties of Servicer.

         The Servicer, as agent for the Issuer, shall manage, service, administer and make collections on and in respect of the Consumer Receivables with reasonable care, and in any event with not less than that degree of skill and attention that the Servicer exercises with respect to all comparable defaulted consumer receivables that it services for itself or others (whether or not the Servicer shall then be servicing comparable defaulted consumer receivables for itself or others). The Servicer's duties shall include collecting and posting all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Consumer Receivables, investigating delinquencies, implementation of payment plans, sending payment information to Obligors, reporting tax information to Obligors in accordance with its customary practices, accounting for collections, preparing and furnishing Monthly Servicer Reports, publishing monthly and annual statements to the Administrative Agent with respect to payments, generating federal income tax information and performing the other duties specified herein. In performing the above-referenced services, the Servicer shall perform in accordance with Customary Procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

         Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Issuer to execute and deliver, on behalf of itself, the Administrative Agent, the Lenders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Consumer Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Consumer Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Consumer Receivable if the Servicer reasonably believes that doing so should increase the ultimate recovery on the Consumer Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Consumer Receivable, such Consumer Receivable and the other property owned by the Issuer with respect to such Consumer Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Consumer Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Consumer Receivable, the Issuer on behalf of the Lenders shall, at the Servicer's expense and written direction, take reasonable steps to enforce such Consumer Receivable. The Servicer shall deposit or cause to be deposited into the Collection Account, within one Business Day of its receipt thereof, all Net Proceeds realized in connection with any such action pursuant to Section 4.02. The Issuer shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         SECTION 3.02. Collection of Consumer Receivable Payments.

         The Servicer shall make reasonable efforts to collect all payments due and payable in connection with the Consumer Receivables, and shall at all times follow the Customary Procedures in so doing. The Servicer shall be authorized to write down the balance of any Consumer Receivable in accordance with the Customary Procedures without the prior consent of the Issuer; provided, however, that such write-down will not affect the rights of the Lenders to any amounts thereafter collected with respect to such Consumer Receivable. The Servicer may, in accordance with the Customary Procedures, waive any charges or fees that otherwise may be collected in the ordinary course of servicing the Consumer Receivables. Without limiting the foregoing, the Servicer shall comply with
Section 4.28 of the Bridge Loan Agreement.

         SECTION 3.03. Covenants of Servicer.

         The Servicer hereby makes the following covenants with respect to each Consumer Receivable on which the Lenders are relying in making and converting the Loans:

         (a) Fulfillment of Obligations. The Servicer shall duly fulfill all obligations on its part to be fulfilled under or in connection with the Consumer Receivables pursuant to this Agreement, shall perform such obligations in accordance with the Customary Procedures, and shall maintain in effect all licenses and qualifications required in order to service the Consumer Receivables and shall comply in all respects with all other requirements of law, rules and regulations in connection with servicing the Consumer Receivables, the failure to comply with which would have a material adverse effect on the Issuer or rights or interests of the Lenders or Administrative Agent on behalf of the Lenders.

         (b) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of the Consumer Receivables except as ordered by a court of competent jurisdiction or other governmental authority; provided, however, that the writing down of a Consumer Receivables balance in accordance with Customary Procedures shall not be deemed a rescission or cancellation of such Consumer Receivables.

         (c) No Impairment. The Servicer shall do nothing to impair the rights of the Issuer or the Lenders with respect to the Consumer Receivables; provided, however, that the writing down of a Consumer Receivable balance in accordance with Customary Procedures shall not be deemed an impairment of the rights of the Issuer or the Lenders. The Servicer shall not engage in any pattern of conduct under which it intentionally elects (i) to write down a Consumer Receivable balance from an Obligor rather than writing down a Consumer Account due from the same Obligor which is not a part of the Consumer Receivables, or (ii) to apply a payment received from an Obligor to a Consumer Account which is not a Consumer Receivable rather than to a Consumer Receivable (unless expressly instructed to do so by an Obligor) if the Servicer has actual knowledge that such write-downs or payment applications discriminate against the Lenders, or with knowledge that the effect of such intentional election is to discriminate against the Lenders.

         (d) No Instruments. Except in connection with its enforcement or collection of the Consumer Receivables, the Servicer shall take no action to cause any Consumer Receivables to be evidenced by any instruments (as defined in the UCC), and if any Consumer Receivable is so evidenced (whether or not in connection with such enforcement or collection), it shall be assigned and delivered to the Administrative Agent.

         (e) No Sub-Servicing. The Servicer shall not delegate its servicing obligations under this Agreement; provided, however, that the delegation of recovery obligations to third party attorneys engaged by the Servicer shall not be deemed a breach of this clause (e).

         (f) Maintenance of Records.

                  (i) The Servicer shall maintain accounts and records as to each Consumer Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Consumer Receivable, including payments and recoveries made and payments owing (and the nature of each, if applicable) and write-downs and (ii) reconciliation between payments or recoveries on (or with respect to) each Consumer Receivable and the amounts from time to time deposited in the Collection Account in respect of such Consumer Receivable.

                  (ii) The Servicer shall maintain its computer records so that the Servicer's master computer records (including any back-up archives) that refer to any Consumer Receivable indicate clearly the interest of the Lenders in such Consumer Receivable and that the Consumer Receivable is owned by the Lenders. Indication of the Lenders' interest in a Consumer Receivable shall be deleted from or modified on the Servicer's computer records when, and only when, the Consumer Receivable has been paid in full pursuant to this Agreement or irrevocably assigned to a third-party in accordance with this Agreement and the Loan Documents.

                  (iii) Upon request, the Servicer shall furnish to the Lenders, within two (2) Business Days of such request, a list of all Consumer Receivables (by account number and name of Obligor).

         SECTION 3.04. Servicing Fee; Payment of Certain Expenses By Servicer.

         As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Payment Date the Servicing Fee as provided in Section 4.04. Except to the extent otherwise provided herein, the Servicer shall be required to pay, whether or not it is receiving any servicing compensation, all expenses incurred in connection with servicing the Consumer Receivables including, without limitation, recovery and collection expenses related to the enforcement of the Consumer Receivables (other than those specified in the following proviso) and all fees and expenses that are not expressly stated in this Agreement to be payable by the Administrative Agent, the Lenders or the Issuer; provided, however, that the Servicer shall not be liable for any liabilities, costs or expenses of the Lenders arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except as otherwise expressly provided in this Agreement.

         SECTION 3.05. Monthly Servicer Report.

         On or before 12:00 noon New York, New York time on each Determination Date, the Servicer shall (i) deliver to the Lenders and the Administrative Agent by electronic mail and by facsimile a Monthly Servicer Report executed by a Responsible Officer of the Servicer substantially in the form attached hereto as Exhibit A (and setting forth such additional information as requested by the Administrative Agent or any Lender from time to time, which information the Servicer is able to reasonably provide) containing all information necessary to make the payments required by Section 4.04 in respect of the Collection Period immediately preceding the date of such Monthly Servicer Report and the information necessary for the Administrative Agent to send statements to Lenders pursuant to Section 4.05(a); and (ii) deliver to the Administrative Agent by first class mail a computer diskette containing the information fields identified in Exhibit B updated through the end of such Collection Period plus any other information fields that are included in any servicer reports that the Servicer provides to third-party owners of consumer receivables serviced by the Servicer. Servicer represents and warrants that the information fields set forth on Exhibit B are the same as those provided to administrative agents in its other asset-backed transactions. Servicer agrees to provide to the Administrative Agent, at Servicer's cost and expense and upon three (3) business days' notice, any other information Servicer possesses or controls in respect of the Consumer Receivables as the Administrative Agent may request.

         SECTION 3.06. Annual Statement as to Compliance; Annual Accountants Report.

         (a) The Servicer shall deliver to the Administrative Agent, on or before March 31st of each calendar year, beginning with March 31, 2002, an Officer's Certificate executed by the chief financial officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended December 31st and of its performance under this Agreement has been made under the supervision of the officer executing the Officer's Certificate, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Administrative Agent, promptly after having obtained knowledge thereof, but in no event later than three Business Days thereafter, an Officer's Certificate specifying the nature and status of any Servicer Default, or Event of Default, or other occurrence which occurrence would have a material adverse effect on the right or interests of the Lenders.

         (c) So long as any Obligations remain outstanding under the Bridge Loan Agreement, the Servicer, at its own expense, shall cause Ernst & Young or another firm of nationally recognized independent public accountants acceptable to the Majority Lenders and the Administrative Agent (which accountants may also render other services to the Servicer or to the Issuer) to deliver to the Administrative Agent a report containing the results of the application of the procedures set forth in Exhibit C attached hereto with respect to the Servicer's accounting for matters regarding the Consumer Receivables held by the Issuer, including cash receipts, account posting and remittances to the Issuer, the Servicer, the Administrative Agent, or the Lenders during the preceding calendar year. The first reporting period is from [the date hereof] through December 31, 2001 and each subsequent reporting period is each calendar year. Each such report must be delivered on or before April 15 of the succeeding year, commencing April 15, 2002. Such report shall also indicate that the firm is independent with respect to the Issuer and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. In the event such independent public accountants require the Administrative Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 3.06, the Servicer shall direct the Administrative Agent in writing to so agree; it being understood and agreed that the Administrative Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Administrative Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         SECTION 3.07. Access to Certain Documentation and Information.

         The Servicer shall provide the Administrative Agent, any Successor Servicer and the Lenders with access to the documentation relating to the Consumer Receivables as reasonably requested. In each case, access to documentation relating to the Consumer Receivables shall be afforded without charge, upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section shall impair the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, which obligation shall be evidenced by an Opinion of Counsel to such effect, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         SECTION 3.08. Performance Standards.

         (a) Test Consumer Receivables; Test Servicer. Notwithstanding anything to the contrary contained in this Agreement, if the Servicer shall not collect the amounts shown on Schedule A hereto for any two monthly periods (whether or not consecutive) beginning on and after June 1, 2001 the Majority Lenders shall thereafter have the right to direct the Issuer to place Consumer Receivables in an initial amount equal to ten percent (10%) of the aggregate face value of all Consumer Receivables owned by the Issuer (the "Test Consumer Receivables") with one or more third-party servicers unaffiliated with the Servicer or the Issuer (the "Test Servicer") under terms and conditions as to collection of the Test Consumer Receivables substantially similar to those set forth herein for the collection of the Consumer Receivables. The Test Consumer Receivables shall be determined by random selection from all the Consumer Receivables pursuant to a random selection method proposed by the Servicer and approved in writing by the Majority Lenders. The Net Proceeds of the Test Consumer Receivables, minus the Test Servicer's fee, shall be applied in accordance with Section 4.04(b). The Net Proceeds of the Test Consumer Receivables shall be treated as collections for purposes of determining whether additional amounts of Test Receivables may be placed with the same or a different Test Servicer pursuant to the first sentence of this Section 3.08(a).

         (b) Right to Increase Test Consumer Receivables. If, upon the expiration of the first six months following the initial placement of any Test Consumer Receivables with the Test Servicer, and upon the expiration of each successive six months thereafter, the Test Servicer's percentage rate of collection upon the Test Consumer Receivables exceeds the Servicer's percentage rate of collection upon the Consumer Receivables by five percent (5%) or more, then the Owner shall be entitled to place with the Test Servicer an additional ten percent (10%) of the aggregate face value of all Consumer Receivables. By way of example and not of limitation, if the Test Servicer's percentage rate of collection upon the Test Consumer Receivables is 10.5%, and the Servicer's percentage rate of collection upon the Consumer Receivables is 10%, then the Issuer would be entitled to place with the Test Servicer an additional ten percent (10%) of the aggregate face value of all Consumer Receivables. For purposes of this subsection (b), in determining the additional percentage of the aggregate face value of all Consumer Receivables that the Issuer is entitled to place with the Test Servicer at the expiration of the aforementioned initial and each subsequent six-month period, the term Consumer Receivables shall be deemed to include all then-designated Test Consumer Receivables. Upon the Majority Lenders' exercise of their right to direct the Owner to place additional Test Consumer Receivables with the Test Servicer by operation of this Section 1A.02, the Owner shall provide the Servicer with all reasonable documentation indicating the Test Servicer's percentage rate of collection upon the Test Consumer Receivables.

         (c) Return of Test Consumer Receivables to the Servicer. For each six-month period following the Owner's designation and placement with the Test Servicer of any additional Test Consumer Receivables by operation of subsection
(b) above in which the Test Servicer's percentage rate of collection upon the Test Consumer Receivables does not exceed the Servicer's percentage rate of collection upon the Consumer Receivables by five percent (5%) or more, the Servicer shall be entitled to recommence servicing of Test Consumer Receivables amounting to ten percent (10%) of the aggregate face value of all Consumer Receivables (calculated as set forth in subsection (b) above); provided, however that under no circumstances shall the Servicer be entitled to recommence servicing of the initial Test Consumer Receivables by operation of this sentence or otherwise. The Servicer acknowledges that its right to recommence servicing of Test Consumer Receivables as aforesaid is subject and subordinate to the rights of any Test Servicer to service the Test Consumer Receivables for a specified term. Upon the expiration of any such specified terms, the Servicer shall be then entitled to recommence servicing of any Test Consumer Receivables it is otherwise entitled to service by operation of this subsection (c) but is not servicing because of the aforesaid rights of any Test Servicer.

         (d) If (i) on the 180th day following the date hereof the Servicer has not made confirmed contact with an Obligor on a Consumer Receivable through a live telephone conversation with such Obligor or through receipt of a written response from such Obligor or (ii) on the 90th day following the date of the first such confirmed contact on a Consumer Receivable no payment has been received on the Consumer Receivable, then in either such case the Majority Lenders may direct the Servicer to transfer such Consumer Receivable to another servicer, collection agent or attorney unless the obligor is in bankruptcy or the consumer receivable is the subject of litigation or a Fair Debt Collection Act dispute. The servicing fees or other compensation of such transferee shall not be a liability of the Servicer. Within 30 days of (i) such 180th day (ii) the last day of each calendar month following such 180th day and (iii) the 270th day following the date hereof, the Servicer shall certify to the Administrative Agent and the Lenders as to the accounts that are transferrable pursuant to (i) or (ii) above, in such detail as they may require.

         (e) With respect to all Consumer Receivables which have been transferred to third parties as provided in this Section 3.08, the Servicer shall continue to provide all tracking and accounting with respect thereto, and information from such third-parties shall be reported by them to the Servicer in a format to be provided by the Servicer. Such third parties shall remit Collections to the Collection Account.

                                   ARTICLE IV
                            THE ACCOUNTS; PAYMENTS;
                             STATEMENTS TO LENDERS

         SECTION 4.01. Accounts.

         The Issuer shall establish and maintain, or cause to be established and maintained, the Collection Account and the Securities Account, in accordance with the Account Security Agreement and the Account Control Agreement for the benefit of the Lenders. All amounts held in the Collection Account and the Securities Account shall, to the extent permitted by this Agreement, the Bridge Loan Agreement and applicable laws, rules and regulations, be invested in Permitted Investments by the depository institution or trust company then maintaining such Account only upon written direction of the Issuer, or the Administrative Agent during the continuance of an Event of Default as defined in the Bridge Loan Agreement. Earnings on investment of funds in the Collection Account and Securities Account shall remain in such Accounts for disposition in accordance with this Agreement. The taxpayer identification number associated with each of the Accounts shall be that of the Issuer and the Issuer will report for federal, state and local income tax purposes the income, if any, earned on funds in the relevant Account. The Issuer hereby acknowledges that all amounts on deposit in each Account (including investment earnings thereon) are held in trust by the Administrative Agent for the benefit of the Lenders, subject to any express rights of the Issuer set forth herein, and shall remain at all times during the term of this Agreement under the sole dominion and control of the Administrative Agent.

         SECTION 4.02. Collections.

         The Servicer shall instruct each Obligor to make all payments directly to the Collection Account and, to the extent it receives collections that would otherwise have been made to the Collection Account, shall remit to the Collection Account all amounts it receives by or on the behalf of the Obligors or in respect of the Consumer Receivables within one Business Day of receipt thereof or conversion thereto. The Servicer shall, by automatic clearing house ("ACH") transfer, transfer from the Collection Account to the Securities Account on a daily basis all monies in the Collection Account. Other than as specifically contemplated pursuant to this Section 4.02, the Servicer shall not remit to the Collection Account, and shall take all reasonable actions to prevent other Persons from remitting to the Collection Account, amounts which do not constitute payments, collections or recoveries received, made or realized in respect of the Consumer Receivables or the liquidation thereof, and the Administrative Agent will return to Issuer any such amounts upon receiving written evidence reasonably satisfactory to the Administrative Agent that such amounts are not properly part of the Collection Account. The Lenders will consider modifying the procedures for the handling of funds to the extent that such modifications provide protections for the Lenders that are no less favorable than the protections provided by the procedures described herein.

         SECTION 4.03. Intentionally Omitted.

         SECTION 4.04. Allocations and Payments.

         (a) On each Determination Date, the Servicer shall calculate, (i) the amount of funds on deposit in each of the Accounts and the amount of Available Funds, and (ii) as applicable, the Administrative Agent Fee, the Permitted Expenses, the Servicing Fee, the Interest Distributable Amount with respect to the Note Balance and the Conversion Fee, the Conversion Fee, and the amount to be paid to Lenders in respect of principal, which amounts shall be set forth in the Monthly Servicer Report for the related Payment Date. The Servicer shall send the Monthly Servicer Report by electronic mail and by facsimile to the Administrative Agent and the Lenders by 12:00 noon New York, New York time on each such Determination Date.

         (b) Prior to 11:00 a.m. on the Business Day immediately preceding each Payment Date, the Administrative Agent shall transfer or cause to be transferred from the Securities Account to the Collection Account the applicable monies due to be disbursed as shown on the Monthly Servicer Report. On each Payment Date, the Administrative Agent shall make the following payments from the Collection Account in the following order of priority and in the amounts set forth in the Monthly Servicer Report for such Payment Date; provided, however, that such payments shall be made only to the extent of Available Funds (it being understood that a failure to pay when due any amounts required to be paid under the Bridge Loan Agreement and the Notes as a result of a lack of Available Funds, which results in a Default or Event of Default under the Bridge Loan Agreement, the Notes or the Guaranty, shall nonetheless continue to constitute a Default and an Event of Default under the Note, the Bridge Loan Agreement and the Guarantee, notwithstanding that such failure results from a lack of Available Funds), and provided, further that, except for pre-payment of interest on the Notes, which shall be made pursuant to the terms of the Notes, payments from the Collections Account shall be made only on the Payment Date:

                  (i) to the Administrative Agent, an amount equal to the sum of the Administrative Agent Fee for such Payment Date, plus all accrued and unpaid Administrative Agent Fees, if any, for prior Payment Dates, plus all reasonable out of pocket expenses of the Administrative Agent, subject to the $10,000 Agent Cap referred to in Section 3.5 of Amendment No. 2 to the Bridge Loan Agreement;

                  (ii) to the Lenders, pro rata based on their respective Note Balances, and to the other parties entitled thereto, however applicable, the amount of the Permitted Expenses for which copies of the bill or invoice setting forth the amount due have been submitted to the Administrative Agent and the Lenders; provided, however, that any payment thereof in excess of the $150,000 Initial Cap referred to in Section 3.5 of Amendment No. 2 to the Bridge Loan Agreement shall be deemed a payment to the Lender pursuant to clause (iii) hereof;

                  (iii) to the Lenders, pro rata, based on their respective Note Balances, an amount equal to the sum of the Interest Distributable Amount with respect to the Note Balances for such Payment Date plus any outstanding amount of Interest Carryover Shortfall with respect to the Note Balances, if any, for prior Payment Dates, any amounts owing to the Lenders pursuant to Section 7.02 hereof and any interest payable pursuant to Section 2.4(d) of the Bridge Loan Agreement, less any amounts previously paid with respect to interest on the Note Balances for such Payment Date;

                  (iv) to the Servicer, an amount equal to the sum of the Servicing Fee for the related Collection Period, plus all accrued and unpaid Servicing Fees, if any, for prior Collection Periods;

                  (v) to the Lenders, pro rata, based on their respective Note Balances, in reduction of the Note Balance of the Notes, until the Note Balance is reduced to zero, and if such Payment Date is the Final Payment Date or Prepayment Date as defined in the Bridge Loan Agreement, and there is an outstanding Note Balance (after payment of the amounts described in clauses (i) through (iv) above), the Administrative Agent will withdraw from all remaining funds on deposit in the applicable Account an amount equal to the lesser of the amount then on deposit therein and the amount of the outstanding Note Balance and remit such lesser amount to the Lenders in reduction of the outstanding Note Balance;

                  (vi) to the Issuer.

         (c) The Servicer shall on each Payment Date instruct the Administrative Agent to distribute to each Lender of record by wire transfer of immediately available funds, the amount to be paid to such Lender in respect of the related Note on such Payment Date. In the event the Monthly Servicer Report is not transmitted to the Administrative Agent as required above, the Administrative Agent shall notify the Lenders thereof and shall, on the Payment Date, make such payments as the Majority Lenders shall authorize.

         SECTION 4.05. Statements to Lenders.

         (a) On or prior to each Payment Date, the Administrative Agent shall transmit to each Lender of record the Monthly Servicer Report furnished pursuant to Section 3.05, setting forth for the related Collection Period the information provided in Exhibit A.

         (b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Administrative Agent shall mail a statement or statements prepared by the Servicer to each Person who at any time during such calendar year shall have been a Lender that provides the information that is necessary under applicable law for the preparation of income tax returns and such other information in connection with the Consumer Receivables as is requested by the Lenders.


                                   ARTICLE V
                              INTENTIONALLY OMITTED

                                   ARTICLE VI
                              INTENTIONALLY OMITTED

                                  ARTICLE VII
                                  THE SERVICER

         SECTION 7.01. Representations of the Servicer.

         The Servicer hereby makes the following representations which shall speak as of the date hereof:

         (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has, corporate power, authority and legal right to service the Consumer Receivables and to hold the Receivables Files and Collateral.

         (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Consumer Receivables as required by this Agreement) requires such qualification, licenses and approvals, except where the failure to be qualified or to obtain such qualifications, licenses and approvals would not materially and adversely affect the rights or interests of any of the Lender.

         (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and each of the other Loan Documents to which it is a party, and to carry out their respective terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

         (d) Binding Obligations. This Agreement and each of the other Loan Documents to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general principles of equity.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and each of the other Loan Documents and the fulfillment of the terms of this Agreement and each of the other Loan Documents does not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation, as amended and restated, or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate, any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; which breach, default, conflict, Lien or violation would have a material adverse effect on the rights or interests of the Issuer or the Lenders.

         (f) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Servicer's knowledge, threatened, against or affecting the Servicer: (i) asserting the invalidity of this Agreement, the Notes, or any of the other Loan Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Loan Documents, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Notes or any of the other Loan Documents.

         (g) Not an Investment Company. The Servicer is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, and none of the issuance of the Notes, the execution and delivery of the Loan Documents to which the Servicer is a party, or the performance by the Servicer of its obligations thereunder, will violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

         (h) Ownership of the Issuer. One hundred percent (100%) of the membership interests of the Issuer are directly owned (both beneficially and of record) by NCO Portfolio Management, Inc. ("NCOP"), an affiliate of the Servicer, except for the interest of the Independent Member. Such membership interests are validly issued and nonassessable and no one other than the NCOP has any options, warrants or other rights to acquire Units from the Issuer.

         SECTION 7.02. Liability of Servicer; Indemnities.

         (a) Obligations. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and shall have no other obligations or liabilities under this Agreement. Such obligations shall include the following:

                  (i) the Servicer shall indemnify, defend and hold harmless the Administrative Agent, the Lenders and the Issuer from and against any taxes that may at any time be asserted against the Administrative Agent, the Lenders or the Issuer with respect to the transactions contemplated in this Agreement or any of the other Transaction Documents, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the issuance and original sale of the Notes, or asserted with respect to ownership of the Consumer Receivables, or federal or other income taxes arising out of payments on the Notes, except to the extent the Servicer is liable therefore under Section 2.10 of the Bridge Loan Agreement) and costs and expenses in defending against the same;

                  (ii) the Servicer shall indemnify, defend and hold harmless the Administrative Agent, the Issuer and the Lenders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, and was imposed upon the Administrative Agent, the Issuer or any Lender through the negligence, willful misfeasance or bad faith of the Servicer in connection with the transactions contemplated by this Agreement and the other Transaction Documents, or by reason of the breach by the Servicer of any of its representations, warranties or covenants hereunder or under any of the other Transaction Documents; and

                  (iii) the Servicer shall indemnify, defend and hold harmless the Administrative Agent from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement, except to the extent that such cost expense, loss, claim, damage or liability:
(A) shall be due to the willful misfeasance, bad faith or negligence of the Administrative Agent, or (B) relates to any tax other than the taxes with respect to which either the Issuer or the Servicer shall be required to indemnify the Administrative Agent.

         (b) Expenses. Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest, so long as no amounts are outstanding under the Loan Documents.

         (c) Survival. The provisions of this Section shall survive the resignation or removal of the Servicer or the Administrative Agent and the termination of this Agreement.

         SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.

         Any corporation (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Servicer shall be a party, or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that such merger, consolidation or conversion shall not cause a Servicer Default. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Administrative Agent and the Lenders.

         SECTION 7.04. Limitation on Liability of Servicer and Others.

         (a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Administrative Agent or the Lenders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence of the Servicer in connection with the transactions contemplated by this Agreement and any of the other Transaction Documents, or the breach by the Servicer of any of its representations, warranties or covenants hereunder or under any of the other Transaction Documents.

         (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Consumer Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Lenders under this Agreement.

         (c) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement if it believes in good faith that such reliance is reasonable.

         SECTION 7.05. Servicer Not to Resign; Termination.

         Subject to the provisions of Section 7.03, NCO Financial Systems, Inc. shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of NCO Financial Systems, Inc. shall be communicated to the Administrative Agent and the Lenders at the earliest practicable time and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Administrative Agent and the Lenders concurrently with or promptly after such notice. No such resignation shall become effective until a Successor Servicer accepted in writing by the Majority Lenders shall have been appointed. This Agreement shall not be terminable by NCO Financial Systems, Inc. unless the Lenders have been paid all principal, interest and other amounts due and to become due under this Agreement, the Notes and the Bridge Loan Agreement.

         SECTION 7.06. General Covenants of the Servicer.

         The Servicer covenants and agrees that from the Closing Date until it is no longer the Servicer hereunder:

         (a) Related Person Transaction. Without the prior written consent of the Majority of the Lenders, Servicer shall not enter into any Related Person Transaction other than on terms that are no less favorable to Servicer and the Issuer than those that would have been obtained in a comparable transaction by Servicer with a non-Related Person. The term "Related Person" means, as to Servicer, any stockholder, director, officer or employee thereof or any relative thereof or an Affiliate of the Servicer. The term "Related Person Transaction" means, (i) any sale, lease, transfer or other disposition of Servicer's property to any Related Person, (ii) the making of any contract, agreement, understanding, loan, advance, guarantee, or other credit support with or for the benefit of any Related Person or (iii) any other transaction with a Related Person that under the rules of the Nasdaq Stock Market, Inc. is required to be approved by the Board of Directors.

         (b) Sale of Assets. Without the prior written consent of the Majority of the Lenders, Servicer shall not convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or substantially all of its assets, other than with respect to securitization transactions of its receivables.

         (c) Bankruptcy.

                  (i) The Servicer shall not take any action in any capacity to file any bankruptcy, reorganization or Insolvency Proceedings against Issuer, or cause Issuer to commence any reorganization, bankruptcy proceedings or Insolvency Proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings.

                  (ii) In the event that the Servicer shall become the subject of any Insolvency Proceeding, the Servicer hereby irrevocably waives the benefit of any automatic stay or similar provision in connection with any efforts to remove the Servicer as Servicer hereunder and agrees not to contest its removal as Servicer in any action in any such Insolvency Proceeding.

         (d) Legal Existence. The Servicer shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence as a corporation in the jurisdiction of its incorporation, and to maintain each of its licenses, approvals, registrations or qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications; except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to perform its obligations hereunder or under any of the other Loan Documents.

         (e) Compliance with Laws. The Servicer shall comply in all material respects, with all laws, rules and regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would have a material adverse effect on the business, financial condition or results of operations of the Servicer or on the ability of the Servicer to perform its obligations hereunder or under any of the other Loan Documents.

         (f) Taxes. The Servicer shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Servicer or upon its and its subsidiaries' (to the extent the Servicer is liable therefor) income and profits, or upon any of its property or any part thereof, before the same shall become in default, provided that the Servicer shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Servicer shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the ability of the Servicer to perform its obligations hereunder.

         (g) Financial Statements. The Servicer shall maintain its financial books and records in accordance with GAAP. The Servicer shall furnish to the Lenders the financial information required by Section 4.4 of the Bridge Loan Agreement.

         (h) No Change in Principal Executive Office or Location of Records. The Servicer covenants that it shall maintain its principal place of business and principal executive office, and the office where it maintains all of its records, at _________________. The Servicer agrees that it will not change the location of its principal place of business and principal executive office except in compliance with the Guarantee and Collateral Agreement. As of the Closing Date, each Receivable File shall be kept by the Servicer at its offices at ________________________.

         (i) Maintenance of Insurance. The Servicer hereby covenants and agrees to maintain one or more policies of "all-risk" property and general liability insurance with financially sound and reputable insurers, providing coverage in scope and amount which is at least consistent with the scope and amount of such insurance coverage obtained by prudent and similarly situated Persons in the same jurisdiction and the same business as the Servicer.

         (j) Separate Identity. NCOP hereby covenants and agrees to take all actions required to maintain the Issuer's status as a separate legal entity. Without limiting the foregoing, NCOP shall:

                  (i) cause Issuer to conduct all of its business, and make all communications to third parties (including all invoices (if any), letters, checks and other instruments) solely in its own name (and not as a division of any other Person), and require that its employees, if any, when conducting its business identify themselves as such;

                  (ii) cause Issuer to at all times have at least one Independent Member, with at least one independent director, and have at least one officer responsible for managing its day-to-day business and manage such business by or under the direction of its board of managers;

                  (iii) cause Issuer to maintain its books and records separate from those of any Affiliate;

                  (iv) cause Issuer to prepare its financial statements separately from those of its Affiliates and ensure that any consolidated financial statements have notes to the effect that the Issuer is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of such equity holders, as the case may be;

                  (v) cause Issuer to not commingle its funds or other assets with those of any of its Affiliates (other than in respect of items of payment or funds which may be commingled until deposited into the Collection Account in accordance with this Agreement), and not to hold its assets in any manner that would create an appearance that such assets belong to any such Affiliate, not maintain bank accounts or other depository accounts to which any such Affiliate is an account party, into which any such Affiliate makes deposits or from which any such Affiliate has the power to make withdrawals, and not act as an agent or representative of any of its Affiliates in any capacity;

                  (vi) not permit Issuer to guarantee any obligation of any of its Affiliates nor have any of its obligations guaranteed by any such Affiliate (either directly or by seeking credit based on the assets of such Affiliate), or otherwise hold itself out as responsible for the debts of any Affiliate, except in each instance as provided in the Bridge Loan Agreement or any documents executed by Issuer or any Affiliate in connection therewith;

                  (vii) cause Issuer to maintain at all times stationery separate from that of any Affiliate and have all its officers and employees conduct all of its business solely in its own name;

                  (viii) cause Issuer to hold regular meetings of its board of managers in accordance with the provisions of its LLC Agreement and otherwise take such actions as are necessary on its part to ensure that all company procedures required by its LLC Agreement and By-laws are duly and validly taken;

                  (ix) cause Issuer to respond to any inquires made directly to it with respect to ownership of a Consumer Receivable by stating that it is the owner of such contributed Consumer Receivable, and, if requested to do so, that the Lenders have been granted a security interest in such Consumer Receivable; and

                  (x) cause Issuer to take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in any non-consolidation opinion delivered by Issuer's counsel remain true and correct at all times.

         (k) Benefit Plan. The Servicer hereby covenants and agrees to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder to the extent applicable, with respect to each Benefit Plan. Servicer covenants that it will not, and it will cause any ERISA Affiliate to not:

                  (i) engage in any non-exempt prohibited transaction (within the meaning of Code Section 4975 or ERISA Section 406) with respect to any Benefit Plan which would result in a material liability to the Servicer;

                  (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, with respect to any Benefit Plan of the Servicer or any ERISA affiliate which is subject to
Section 302(q) of ERISA or 412 of the Code;

                  (iii) terminate any Benefit Plan of the Servicer or any ERISA Affiliate so as to result in any material liability to the Servicer or an ERISA Affiliate; or

                  (iv) create any defined benefit plan (as defined in ERISA).

                                  ARTICLE VIII
                  SERVICER DEFAULT; EVENTS OF DEFAULT; REMEDIES

         SECTION 8.01. Servicer Default.

         For purposes of this Agreement, each of the following shall constitute a "Servicer Default":

         (a) any Event of Default under the Bridge Loan Agreement;

         (b) any default in the payment by Servicer of any amount required by this Agreement to be paid to the Administrative Agent;

         (c) any breach of any of the representations and warranties made by Servicer in this Agreement;

         (d) any failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, or any of the other Transaction Documents to which the Servicer is a party, which failure (i) would have a material adverse effect on the rights or interests of the Lenders, the Administrative Agent or the Issuer and (ii) continues unremedied for a period of 30 days after the date on which a Responsible Officer of the Servicer becomes or in the exercise of reasonable care should have become aware of such failure.

         (e) any Insolvency Event with respect to the Servicer or any Affiliate thereof;

         (f) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Servicer or any Affiliate thereof (or the payment of which is guaranteed by the Servicer or an Affiliate thereof), whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, provided, that the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default aggregates at least $5.0 million; or

         (g) a final judgment or final judgments for the payment of money entered by a court or courts of competent jurisdiction against the Servicer or any Affiliate thereof, and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, if the aggregate of all such undischarged judgments exceeds $5.0 million.

         Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Administrative Agent and the Lenders prompt notice of such failure or delay by it, together with a description of its effort to so perform its obligations. The Servicer shall notify the Administrative Agent in writing of any Servicer Default that it discovers within one Business Day of such discovery. The Administrative Agent shall have no duty or obligation to determine whether or not a Servicer Default has occurred.

         SECTION 8.02. Consequences of a Servicer Default.

         (a) If a Servicer Default shall occur and be continuing, so long as such Servicer Default has not been cured or waived pursuant to Section 8.05, the Administrative Agent shall, upon the direction of the Majority Lenders and the identification by the Majority Lenders of a Successor Servicer, terminate all (but not less than all) of the rights and obligations of the Servicer, as Servicer under this Agreement and the other Transaction Documents, in and to the Consumer Receivables and proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Consumer Receivables, the Transaction Documents or otherwise, shall, without further action, pass to and be vested in the Successor Servicer as provided in Section 8.03, and, without limitation, the Successor Servicer shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Consumer Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer, for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit with respect to the Consumer Receivables, or have been deposited by the predecessor Servicer in the Accounts with respect to the Consumer Receivables or thereafter received by the predecessor Servicer with respect to the Consumer Receivables. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer, and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses (the amount of such costs and expenses are referred to herein as the "Transition Fees"). In no event shall the Successor Servicer be entitled to receive a servicing fee in excess of the fee payable under this Agreement prior to the succession.

         (b) In addition to the remedial provisions set forth in clause (a) above, and not by way of limitation of any remedies to which any of the Administrative Agent or the Lenders are entitled upon the occurrence of a Servicer Default, the Issuer and the Servicer acknowledge and agree that, so long as a Servicer Default shall occur and be continuing, and such Servicer Default has not been cured or waived pursuant to Section 8.05, the Administrative Agent shall, upon the direction of the Majority Lenders and may (with the written consent of the Majority Lenders), at its discretion, by notice then given in writing to the Servicer, direct the Servicer (or Successor Servicer) to (x) deposit all checks and other items of collections received in respect of Consumer Receivables directly into an Account immediately upon receipt, and/or (y) instruct each Obligor to remit all collections in respect of receivables directly to an Account designated for such purpose.

         SECTION 8.03. Appointment of Successor Servicer.

         Upon a Servicer Default or the resignation of the Servicer, the Majority Lenders shall have the right to appoint a successor to the Servicer ("Successor Servicer") reasonably satisfactory to them and upon such terms and conditions as shall be reasonably satisfactory to the Majority Lenders and the Successor Servicer. Any Successor Servicer appointed pursuant to this Section
8.03 must have, and must certify that it has, the experience and ability to service the Consumer Receivables in accordance with the obligations of the Servicer hereunder. The Successor Servicer shall be entitled to compensation equal to a fee calculated in accordance with the first sentence in the definition of "Servicing Fee."

         SECTION 8.04. Notification to Lenders.

         Upon a Responsible Officer of the Administrative Agent obtaining actual knowledge of (i) the occurrence of a Servicer Default or (ii) any termination of, or appointment of a successor to, the Servicer pursuant to this Agreement, the Administrative Agent shall give prompt written notice thereof to Lenders at their respective addresses appearing in its records.

         SECTION 8.05. Waiver of Past Servicer Defaults.

         The Administrative Agent shall at the direction of the Majority Lenders waive any Servicer Default or other default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE IX
                              INTENTIONALLY OMITTED

                                   ARTICLE X
                              INTENTIONALLY OMITTED

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         SECTION 11.01. Amendment.

         With the prior written consent of the holders of Notes evidencing at least two-thirds of the Voting Interests and the Issuer, the Servicer and the Issuer may at any time and from time to time supplement, modify or amend any of the terms or provisions of this Agreement, provided, however, that any amendment to this Agreement affecting the rights or obligations of the Administrative Agent shall also require the prior written consent of the Administrative Agent. No supplement, amendment, or modification will be effective unless made in compliance with the previous sentence.

         SECTION 11.02. Intentionally Omitted.

         SECTION 11.03. Limitation of Rights of Lenders.

         (a) The death or incapacity of any Lender shall not operate to terminate this Agreement or the Issuer, nor entitle its legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Issuer, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

         (b) Except as expressly provided in this Agreement, no Lender shall have any right to vote or in any manner otherwise control the operation and management of the Issuer, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Notes, be construed so as to constitute the Lenders from time to time as partners or members of an association; nor shall any Lender be under any liability to any third person by reason of any action pursuant to any provision of this Agreement.

         SECTION 11.04. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws, including Section 5-1401 of the General Obligation Law of New York, but otherwise without regard to conflict of laws provisions.

         SECTION 11.05. Notices.

         All demand, notices and communications under this Agreement shall be in writing, and either personally delivered, mailed by certified mail, return receipt requested, or sent by facsimile transmission, and shall be deemed to have been duly given upon receipt, in the case of the Issuer or the Servicer, by the agent for service which shall be its President whose address is 515 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034 or at such other address as shall be designated by the Issuer or the Servicer in a written notice to the Administrative Agent, and, in the case of the Administrative Agent, by the Corporate Trust Services of the Corporate Trust Office. Any notice required or permitted to be mailed to a Lender shall be given by first class mail, postage prepaid, at the address of such Lender as shown in records of the Issuer and/or the Administrative Agent. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Lender shall receive such notice.

         SECTION 11.06. Severability of Provisions; Counterparts.

         (a) If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Notes, or the rights of the Lenders.

         (b) This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

         SECTION 11.07. Assignment.

         Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Issuer or the Servicer without the prior written consent of the Lenders evidencing not less than 66 2/3% of the Voting Interests.

         SECTION 11.08. No Petition.

         Each of the Servicer and the Administrative Agent covenants and agrees that prior to the date which is one year and one day after the termination of this Agreement, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Administrative Agent from filing proofs of claim or otherwise participating in any such proceeding instituted by another person. This Section 11.08 shall survive the termination of this Agreement or the termination of the Servicer or the Administrative Agent, as the case may be, under this Agreement.

         SECTION 11.09. Lender Direction.

         Notwithstanding anything to the contrary contained in this Agreement, provided the Administrative Agent has sent notices to Lenders in accordance with this Agreement, the Administrative Agent may act as directed by the Majority Lenders (but only to the extent the Lenders are entitled under this Agreement to so direct the Administrative Agent with respect to such action) responding in writing to the request contained in such notice. In addition, the Administrative Agent shall not have any liability to any Lender with respect to any action taken pursuant to such notice if the Lender does not respond to such notice within the time period set forth in such Notice, which shall be reasonable.

         SECTION 11.10. No Substantive Review of Compliance Documents.

         Other than as specifically set forth in this Agreement, any reports, information or other documents provided to the Administrative Agent are for purposes only of enabling the sending party to comply with its document delivery requirements hereunder and the Administrative Agent's receipt of any such information shall not constitute constructive or actual notice of any information contained therein or determinable from any information contained therein, including the Issuer or the Servicer's compliance with any of its covenants, representations or warranties hereunder.

         SECTION 11.11. Third-Party Beneficiary. The Lenders are third party beneficiaries of this Agreement and are entitled to enforce the terms hereof.

         SECTION 11.12. Effect on Original Servicing Agreement. All liabilities and obligations of the Original Servicer incurred under the Original Servicing Agreement prior to the date hereof shall continue in full force and effect, and NCO Portfolio Management, Inc. (the "Successor"), by its execution hereof, acknowledges and assumes all such liabilities and obligations. Without limiting the generality of the foregoing, the Successor shall deliver by March 31, 2001 the Certificate required by Section 3.06(a) and by April 15, 2001 the accountants' report required by Section 3.06(c). The Certificate and report required to be delivered by the Successor in March and April 2002 shall address only the portion of calendar year 2001 ending on [the date hereof.]

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   CREDITRUST SPV99-2, LLC,
                                      as Issuer



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:


                                   NCO FINANCIAL SYSTEMS, INC.,
                                      as Servicer



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION (as
                                   successor to NORWEST BANK
                                   MINNESOTA, NATIONAL
                                   ASSOCIATION), not in its individual
                                   capacity, but solely as Administrative Agent


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:


                                   NCO PORTFOLIO MANAGEMENT, INC.



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT A
                         Form of Monthly Servicer Report

                                    EXHIBIT B
                     Information Fields for Monthly Diskette

Customer Information Fields                  Receivable Information Fields
- ---------------------------                  -----------------------------
Primary Debtor's Name                        Type of Account
Primary Debtor's Social Security Number      Date Purchased
Primary Debtor's Mailing Address             Charged-off Balance
Secondary Debtor's Name                      Charged-off Date
Secondary Debtor's Social Security Number    Name of Seller
Account Home Phone Number                    Seller Assigned Account Number
Account Work Phone Number                    Negotiated Settlement Amount
Debtor ID                                    Last Payment Date
                                             Total Amount Paid to Date
                                             Next Payment Amount
                                             Total Amount Outstanding
                                             Package ID

                                    EXHIBIT C
                      Annual Accountant's Report Procedures

         With respect to Creditrust Receivables-Backed Notes, Series 1999-2, the following procedures will be applied to prepare the report required pursuant to
Section 3.06 of the related Servicing Agreement dated as of January __, 2001.

         1. Test for daily transfer of funds from the Collection Account into the Securities Account (the blocked account).

         2. Trace daily deposit from Mozart receivables ledger to Collections Account.

         3. Select randomly for each month, 30 customer payment items from the Mozart daily deposit summaries for Pool 1999-2 and:

            A) Trace individual payment item to timely posting in Mozart receivables ledger.

            B) Verify that the individual payment item was properly applied to
               Pool 1999-2.

         4. Select randomly for each month, 30 customer payment items from the Issuer's receivables ledger (i.e. Mozart database) and:

            A) Trace total for the day to Collection Account deposit slip.

            B) Agree the following to the Mozart daily deposit summary for that day

               1) Amount of payment.

               2) Date of payment (must be within one business day of posting to the receivables ledger (i.e. Mozart database)).

         5. Agree Mozart receivables daily postings to Mozart Monthly Servicer Report.

         6. Select the last two days of each month and three random dates during each month and verify the prior ending day balances to beginning day cumulative payments received.

         7. If any exceptions are found in either sample, expand that sample to 60 items and report all exceptions.

         8. Recalculate all calculations on each Monthly Servicer Report.


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         9. Agree all amounts that are greater than or equal to $1,000 in the twelve (12) months of Monthly Servicer Reports to the Issuer's bank statements, subsidiary ledgers, Accounts, Norwest investment revenue summaries and the Amended and Restated Servicing Agreement.

        10. Report all exceptions.


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                                   SCHEDULE A

                         Schedule of Collection Targets






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